EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Universal Health Services, Inc:

    We consent to the use of our report included herein and to the reference to our firm in the heading "Experts" in the prospectus. Our report refers to an emphasis of the accounting reporting entity and to a change in accounting for investment securities.

                                          CLIFTON, GUNDERSON & CO.

Amarillo, Texas
May 21, 1996